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                                                                    EXHIBIT 21

                   Subsidiaries of Prism Financial Corporation


          -    Prism Mortgage Company, an Illinois corporation

                    Pacific Guarantee Mortgage Corporation, a California
                       corporation

                       Valley Financial Acquisition Corporation,
                          a Delaware corporation

                    Mortgage Market, Inc., an Oregon corporation

                    PointSource Financial, L.L.C., an Illinois limited
                       liability company

                    Illinois Guaranty Title, L.L.C., an Illinois limited
                       liability company

                    Lender's Mortgage Services, L.L.C., an Illinois
                       limited liability company

                    First City Financial Corporation, a Colorado
                       corporation

                    MEI Acquisition Corporation, a Delaware corporation


          -    Prism/Apollo, Inc., a Delaware corporation

                     Apollo Housing Capital, L.L.C., an Illinois limited
                        liability company